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                                                                      Exhibit 10



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 6 to the Registration Statement No. 333-1663 on Form N-1A of our report dated February 16, 2001 appearing in the Annual Report of Merrill Lynch Global Value Fund, Inc. for the year ended December 31, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
March 27, 2001